Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Third Quarter 2023 Results

▪Quarterly revenue of $633 million
▪Operating income of $78 million with operating margin of 12.3%
▪Quarterly diluted earnings per share of $1.16
▪Total backlog of $1.9B, order activity shifting toward later end of typical seasonality
▪2023 EPS outlook increased $0.20 to $4.65 midpoint

LAFAYETTE, Ind. – October 25, 2023 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended September 30, 2023.
The Company's net sales for the third quarter of 2023 reached $632.8 million, reflecting a 3.4% decrease compared to the same quarter of the previous year. The Company achieved consolidated gross profit of $123 million, equivalent to 19.4% of sales. Operating income amounted to $77.6 million, representing 12.3% of sales for the quarter. These results exceeded prior expectations, primarily due to the Company's strong material margin, favorable product mix, and strong results from parts and services, tanks, and truck bodies. Third quarter diluted earnings per share was $1.16, surpassing the Company's previous quarterly outlook range.
As of September 30, 2023, total Company backlog stood at approximately $1.9 billion, a decrease of 20% compared to the third quarter of 2022 as the timing of order activity is likely to come toward the later end of typical seasonal patterns for the industry. Backlog expected to be shipped within the following 12-months amounted to approximately $1.4 billion as of September 30, 2023.
"At Wabash, we believe in the power of strong connections," said Brent Yeagy, president and chief executive officer. "We've successfully created value by redefining our relationships with customers and suppliers, and now, we're ready to take it to the next level. With digital transformation as our compass, we are poised to extend our reach even further within the dynamic segments of transportation, logistics, and distribution as we set the groundwork to deliver an innovative digital marketplace that will endeavor to enhance efficiency for our customers by pulling on the full breadth of our partner ecosystem."
For the full-year ending December 31, 2023, the Company narrowed its revenue outlook to approximately $2.6 billion and increased its EPS guidance to a range of $4.60 to $4.70 with a midpoint of $4.65.

“Through the first three quarters of 2023 we have achieved cumulative diluted EPS of $3.74, surpassing the full year EPS target of $3.50 by 2025 that we presented at our 2022 Investor Meeting," explained Yeagy. "We are raising the bar considerably for the peak earnings potential of Wabash. We are also poised to generate significant free cash flow in 2023 even while making meaningful investments in our operations. As we navigate softer near-term demand conditions within the dry van market, we expect the strength of our first to final mile portfolio to be apparent as truck bodies, tank trailers and parts & services support our results leading to what we anticipate will be our best-ever trough performance in 2024."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2023 and 2022. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended September 30,	2023	2022
New Units Shipped
Trailers	10,765	13,365
Truck bodies	4,160	4,115

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2023	2022	2023	2022
	(Unaudited, dollars in thousands)
Net sales	$582,870	$611,779	$56,441	$46,728
Gross profit	$107,549	$80,779	$15,361	$11,226
Gross profit margin	18.5%	13.2%	27.2%	24.0%
Income from operations	$89,413	$63,274	$12,358	$7,732
Income from operations margin	15.3%	10.3%	21.9%	16.5%
During the third quarter, Transportation Solutions achieved net sales of $582.9 million, a decrease of 4.7% compared to the same quarter of the previous year. Operating income for the quarter amounted to $89.4 million, representing 15.3% of sales.
Parts & Services' net sales for the third quarter reached $56.4 million, an increase of 20.8% compared to the prior year quarter as the segment continued to make notable strides along its path of strategic growth. Operating income for the quarter amounted to $12.4 million, or 21.9% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Operating EBITDA, Operating EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Third Quarter 2023 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, October 25, 2023, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$105,288	$58,245
Accounts receivable, net	211,181	255,577
Inventories, net	344,292	243,870
Prepaid expenses and other	60,282	34,927
Total current assets	721,043	592,619
Property, plant, and equipment, net	319,358	271,116
Goodwill	188,418	188,434
Intangible assets, net	89,621	99,231
Other assets	70,900	52,123
Total assets	$1,389,340	$1,203,523
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	205,299	189,141
Other accrued liabilities	187,918	158,327
Total current liabilities	393,217	347,468
Long-term debt	396,300	395,818
Deferred income taxes	37,107	27,758
Other non-current liabilities	43,548	34,354
Total liabilities	870,172	805,398
Commitments and contingencies
Noncontrolling interest	481	512
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 46,297,254 and 47,675,796 shares outstanding, respectively	774	766
Additional paid-in capital	674,900	665,941
Retained earnings	357,294	188,241
Accumulated other comprehensive loss	(1,929)	(882)
Treasury stock at cost, 31,223,492 and 28,972,928 common shares, respectively	(512,352)	(456,453)
Total Wabash National Corporation stockholders' equity	518,687	397,613
Total liabilities, noncontrolling interest, and equity	$1,389,340	$1,203,523

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$632,828	$655,150	$1,940,400	$1,844,680
Cost of sales	509,918	563,145	1,550,436	1,616,586
Gross profit	122,910	92,005	389,964	228,094
General and administrative expenses	35,836	27,845	109,194	85,121
Selling expenses	6,086	7,752	20,164	21,337
Amortization of intangible assets	3,204	3,184	9,610	12,026
Impairment and other, net	147	349	149	692
Income from operations	77,637	52,875	250,847	108,918
Other income (expense):
Interest expense	(4,932)	(5,210)	(14,913)	(15,341)
Other, net	844	(179)	1,706	(577)
Other expense, net	(4,088)	(5,389)	(13,207)	(15,918)
Income before income tax expense	73,549	47,486	237,640	93,000
Income tax expense	18,068	11,130	56,289	21,831
Net income	55,481	36,356	181,351	71,169
Net income attributable to noncontrolling interest	152	186	481	373
Net income attributable to common stockholders	$55,329	$36,170	$180,870	$70,796

Net income attributable to common stockholders per share:
Basic	$1.18	$0.75	$3.82	$1.45
Diluted	$1.16	$0.73	$3.74	$1.43
Weighted average common shares outstanding (in thousands):
Basic	46,906	48,515	47,373	48,849
Diluted	47,755	49,402	48,348	49,651

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$181,351	$71,169
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	23,075	25,239
Amortization of intangibles	9,610	12,026
Net loss (gain) on sale of property, plant and equipment	149	(635)
Deferred income taxes	9,924	(178)
Stock-based compensation	8,812	7,367
Impairment	—	1,339
Non-cash interest expense	710	644
Accounts receivable	44,396	(71,575)
Inventories	(100,422)	(72,080)
Prepaid expenses and other	(11,820)	(716)
Accounts payable and accrued liabilities	39,277	101,101
Other, net	(464)	(1,545)
Net cash provided by operating activities	204,598	72,156
Cash flows from investing activities
Cash payments for capital expenditures	(85,071)	(42,304)
Expenditures for revenue generating assets	(3,961)	—
Proceeds from the sale of assets	—	1,445
Net cash used in investing activities	(89,032)	(40,859)
Cash flows from financing activities
Proceeds from exercise of stock options	155	1,241
Dividends paid	(12,157)	(12,176)
Borrowings under revolving credit facilities	103,992	72,244
Payments under revolving credit facilities	(103,992)	(57,279)
Principal payments under finance lease obligations	—	(59)
Debt issuance costs paid	(110)	(1,023)
Stock repurchases	(55,899)	(24,545)
Distribution to noncontrolling interest	(512)	—
Net cash used in financing activities	(68,523)	(21,597)
Cash and cash equivalents:
Net increase in cash, cash equivalents, and restricted cash	47,043	9,700
Cash, cash equivalents, and restricted cash at beginning of period	58,245	71,778
Cash, cash equivalents, and restricted cash at end of period	$105,288	$81,478

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended September 30,	2023	2022
Units Shipped
New trailers	10,765	13,365
New truck bodies	4,160	4,115
Used trailers	25	20

Three Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New Trailers	$477,802	$—	$(2,216)	$475,586
Used Trailers	—	1,340	—	1,340
Components, parts and service	—	38,091	—	38,091
Equipment and other	105,068	17,010	(4,267)	117,811
Total net external sales	$582,870	$56,441	$(6,483)	$632,828
Gross profit	$107,549	$15,361	$—	$122,910
Income (loss) from operations	$89,413	$12,358	$(24,134)	$77,637
Adjusted income (loss) from operations[1]	$89,413	$12,358	$(24,134)	$77,637

2022
New Trailers	$529,659	$1,150	$(301)	$530,508
Used Trailers	—	693	—	693
Components, parts and service	—	34,171	—	34,171
Equipment and other	82,120	10,714	(3,056)	89,778
Total net external sales	$611,779	$46,728	$(3,357)	$655,150
Gross profit	$80,779	$11,226	$—	$92,005
Income (loss) from operations	$63,274	$7,732	$(18,131)	$52,875
Adjusted income (loss) from operations[1]	$63,274	$7,732	$(18,131)	$52,875

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Nine Months Ended September 30,	2023	2022
Units Shipped
New trailers	34,375	38,900
New truck bodies	11,995	11,550
Used trailers	55	80

Nine Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New Trailers	$1,486,587	$—	$(4,580)	$1,482,007
Used Trailers	—	2,396	—	2,396
Components, parts and service	—	113,567	—	113,567
Equipment and other	305,036	49,684	(12,290)	342,430
Total net external sales	$1,791,623	$165,647	$(16,870)	$1,940,400
Gross profit	$345,098	$44,866	$—	$389,964
Income (loss) from operations	$292,335	$34,504	$(75,992)	$250,847
Adjusted income (loss) from operations[1]	$292,335	$34,504	$(75,992)	$250,847

2022
New Trailers	$1,476,052	$1,392	$(973)	$1,476,471
Used Trailers	—	2,382	—	2,382
Components, parts and service	—	105,208	—	105,208
Equipment and other	233,774	34,849	(8,004)	260,619
Total net external sales	$1,709,826	$143,831	$(8,977)	$1,844,680
Gross profit	$194,516	$33,578	$—	$228,094
Income (loss) from operations	$142,944	$22,659	$(56,685)	$108,918
Adjusted income (loss) from operations[1]	$142,944	$22,659	$(56,685)	$108,918

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Transportation Solutions
Income from operations	$89,413	$63,274	$292,335	$142,944
Adjustments:
N/A	—	—	—	—
Adjusted operating income	89,413	63,274	292,335	142,944

Parts & Services
Income from operations	12,358	7,732	34,504	22,659
Adjustments:
N/A	—	—	—	—
Adjusted operating income	12,358	7,732	34,504	22,659

Corporate
Loss from operations	(24,134)	(18,131)	(75,992)	(56,685)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(24,134)	(18,131)	(75,992)	(56,685)

Consolidated
Income from operations	77,637	52,875	250,847	108,918
Adjustments:
N/A	—	—	—	—
Adjusted operating income	$77,637	$52,875	$250,847	$108,918

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$55,481	$36,356	$181,351	$71,169
Income tax expense	18,068	11,130	56,289	21,831
Interest expense	4,932	5,210	14,913	15,341
Depreciation and amortization	12,519	11,941	32,685	37,265
Stock-based compensation	3,131	2,720	8,812	7,367
Impairment and other, net	147	349	149	692
Other, net	(844)	179	(1,706)	577
Operating EBITDA	$93,434	$67,885	$292,493	$154,242

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$55,329	$36,170	$180,870	$70,796
Adjustments:
N/A	—	—	—	—
Adjusted net income attributable to common stockholders	$55,329	$36,170	$180,870	$70,796

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted earnings per share	$1.16	$0.73	$3.74	$1.43
Adjustments:
N/A	—	—	—	—
Adjusted diluted earnings per share	$1.16	$0.73	$3.74	$1.43

Weighted average diluted shares outstanding (in thousands)	47,755	49,402	48,348	49,651

1 Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$58,267	$(10,518)	$204,598	$72,156
Cash payments for capital expenditures	(29,251)	(19,935)	(85,071)	(42,304)
Expenditures for revenue generating assets	(717)	—	(3,961)	—
Free cash flow[1]	$28,299	$(30,453)	$115,566	$29,852

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2023	2022	2023	2022
Income from operations	$89,413	$63,274	$12,358	$7,732
Depreciation and amortization	11,298	10,491	554	559
Impairment and other, net	147	258	—	15
Adjusted segment EBITDA	$100,858	$74,023	$12,912	$8,306

Adjusted segment EBITDA margin	17.3%	12.1%	22.9%	17.8%

	Transportation Solutions		Parts & Services
Nine Months Ended September 30,	2023	2022	2023	2022
Income from operations	$292,335	$142,944	$34,504	$22,659
Depreciation and amortization	29,305	32,729	1,603	2,237
Impairment and other, net	149	(360)	—	5
Adjusted segment EBITDA	$321,789	$175,313	$36,107	$24,901

Adjusted segment EBITDA margin	18.0%	10.3%	21.8%	17.3%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.